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                                                           EXHIBIT 24(C)(8)(DD)

                   ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

                          1345 Avenue of the Americas
                            New York, NY 10105-4800

                               SELLING AGREEMENT
                          FOR ADVISOR CLASS SHARES OF
                        PIMCO VARIABLE INSURANCE TRUST

Dear Sirs:

We are the distributor of the Advisor Class shares of those series of PIMCO Variable Insurance Trust set forth in Appendix A (collectively, the "Funds"). Shares are offered pursuant to the then-current prospectus, including any supplements or amendments thereto, of each of the Funds (the "Prospectus"). To the extent that a Prospectus contains provisions that are inconsistent with the terms of this Agreement, the terms of the Prospectus shall be controlling. We have the exclusive right to distribute shares of the Funds (the "Shares"). As agent for the Funds, we hereby offer to sell Shares of the Funds to you, upon the following terms and conditions:

1. All sales of shares shall be made in conformity with that certain Participation Agreement, by and among us, the Trust, and Minnesota Life Insurance Company, dated as of April 9, 2010 ("Participation Agreement"). To the extent that the Participation Agreement contains provisions that are inconsistent with the terms of this Agreement, the terms of the Participation Agreement shall be controlling, provided, however, that Section 5.1 of the Participation Agreement shall not be construed to prohibit the payment of fees to Minnesota Life Insurance Company ("You") pursuant to Section 2 hereunder.

2. Certain of the Funds have adopted Distribution Plans ("Plans") pursuant to which we, on behalf of each such Fund, will pay a fee to You equal, on an annual basis, of 0.25% of the Funds' average daily net assets attributable to Your variable annuity and variable life insurance contracts ("Fee") in accordance with the provisions of the Plans. The provisions and terms of these Funds' Plans are described in their respective Prospectuses, and you hereby agree that we have made no representations to you with respect to the Plans of such Funds in addition to, or conflicting with, the description set forth in their respective Prospectuses.

3. We may prospectively increase or decrease the Fee, in our sole discretion, at any time upon notice to You.

4. In consideration of the Fee, You acknowledge and agree that you shall perform the following services:

    a. print and mail prospectuses, supplements and shareholder reports for prospective investors;

    b. develop, print and mail advertisements, sales literature and other promotional materials describing and/or relating to the Funds;

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    c. train sales personnel and conduct seminars and sales meetings designed to promote the distribution of the shares of the Funds;

    d. obtain information and providing explanations to wholesale and retail distributors of Your variable insurance contracts regarding the investment objectives and policies and other information about the Funds, including the performance of the Funds;

    e. compensate financial intermediaries for services performed and expenses incurred in connection with the sale of shares of the Funds through sales of Your variable insurance contracts;

    f. finance any other activity that is primarily intended to result in the sale of shares of the Funds;

    g. teleservice support in connection with the Funds;

    h. recordkeeping services;

    i. provide support services, including providing information about the Trust and the Funds and answering questions concerning the Trust and the Funds, including questions respecting investors' interests in the Funds;

    j. provide and administer insurance features for the benefit of investors in connection with the Funds;

    k. receive, aggregate and forward purchase and redemption orders;

    l. process dividend payments;

    m. issue investor reports and transaction confirmations;

    n. provide subaccounting services;

    o. provide general account administration activities; and

    p. provide such similar services as You may be reasonably request to the extent You are permitted to do so under applicable statutes, rules or regulations.

5. You may, at your expense, subcontract with any entity or person concerning the provision of the Services contemplated hereunder; provided, however, that You shall not be relieved of any of your obligations under this Agreement by the appointment of such subcontractor and provided further, that You shall be responsible, to the extent provided in Article 5 hereof, for all acts of such subcontractor as if such acts were Your own.

6. You will provide such office space and equipment, telephone facilities, and personnel (which may be any part of the space, equipment, and facilities currently used in Your business, or any

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personnel employed by You) as may be reasonably necessary or beneficial in order to provide such Services.

7. You and your employees will, upon request, be available during normal business hours to consult with us concerning the performance of your responsibilities under this Agreement. Upon our reasonable request, you will provide to us a written report of the amounts expended under this Agreement and a description of the purposes for which the expenditures are made.

8. In addition, You will furnish to the Trust or its designees such information as the Trust or its designees may reasonably request (including, without limitation, periodic certifications confirming the rendering of services as described herein), and will otherwise cooperate with us, the Trust and its designees (including, without limitation, any auditors designated by the Trust), in the preparation of reports to the Trust's Trustees' concerning this Agreement and the monies paid, reimbursed, payable, or reimbursable pursuant hereto, the Services provided hereunder and related expenses, and any other reports or filings that may be required by law.

9. By written acceptance of this Agreement, You represent, warrant, and agree that, to the extent required by law: (i) You have all necessary qualifications, authorizations and/or registrations relating to Your participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with You performed in connection with the discharge of its responsibilities under this Agreement;
(ii) to the extent required by law, You will provide to your customers a schedule of the services You will perform pursuant to this Agreement and a schedule of any fees that You may charge directly to Your customers for services You perform in connection with investments in the Trust on Your customer's behalf; (iii) You will disclose to your customers any and all compensation payable to You by your customers in connection with the investment of their assets in the Trust, Your customers will authorize all such compensation, and such compensation shall not result in an excessive fee to You; and (iv) the arrangements provided for in this Agreement, including, the compensation arrangements provided for in this Agreement, will be timely disclosed, to the extent necessary or appropriate, by You to your customers.

10. If You receive, aggregate and/or forward purchase and redemption orders
(i) all purchase and redemption orders with respect to shares of the Trust submitted by You will be received in good order by You prior to the close of trading on that business day, and will be processed by You in compliance with Rule 22c-1 under the Investment Company Act and regulatory interpretations thereof; (ii) You have, and will maintain, policies and procedures reasonably designed to monitor and prevent market timing or excessive trading activity by investors; (iii) You will use your reasonable best efforts to prevent market timing or excessive trading activity that appears to be in contravention of a Fund's policies and procedures on market timing or excessive trading as disclosed in that Fund's Prospectus; (iv) You will, upon reasonable request, provide the Trust or its agent with assurances regarding the compliance of its handling of orders with respect to shares of the Funds with the requirements of Rule 22c-1, regulatory interpretations thereof, and the Funds' market timing and excessive trading policies; and (v) You will use your best efforts to cooperate with the Trust or its agent to implement policies and procedures to prevent market timing and/or excessive trading in the Funds and enforce the market timing and excessive policies disclosed in the Funds' Prospectuses.

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11. If You act as nominee and holds Trust shares in nominee name, effective
October 16, 2006 or such earlier date as agreed in writing between the parties, You will (i) provide, promptly upon request by the Trust or its agents, the Taxpayer Identification Number of all investors that purchased, redeemed, transferred, or exchanged shares held through an account with You, and the amount and dates of such shareholder purchases, redemptions, transfers, and exchanges; (ii) execute any instructions from the Trust or its agents to restrict or prohibit further purchases or exchanges of Fund shares by investors who have been identified by the Trust or its agents as having engaged, directly or indirectly, in transactions that violate policies established as to a Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Trust; and (iii) either assess any applicable redemption fees adopted as to a Fund, or communicate to the Trust or its agents all information necessary for the Trust or its agents to assess such redemption fees directly against payment of redemption proceeds.

12. Each party to this Agreement hereby agrees to abide by and comply with all applicable anti-money laundering laws and regulations including the Anti-Money Laundering and Abatement Act and relevant provisions of the USA Patriot Act of 2001. Each party represents that it has established an Anti-Money Laundering Program that complies with all material aspects of the USA Patriot Act of 2001 and other applicable anti-money laundering laws and regulations. Each party also hereby agrees to take action to comply with any new or additional anti-money laundering regulations. You certify that You have obtained and verified the requisite information with respect to each investor on whose behalf You are acting with respect to the Funds and, unless otherwise prohibited by applicable law, You agree to notify us promptly whenever, with respect to any such investor, You detect potential indications of any:
(i) suspicious activity that would require a broker/dealer or bank (as applicable) to file a suspicious activity report or (ii) Office of Foreign Asset Control matches.

13. You agree to comply with all requirements applicable to You by reason of all applicable laws, including federal and state securities laws, the rules and regulations of the SEC, including, without limitation, all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, and the Investment Advisers Act of 1940. You further agree to maintain all records required by applicable law or otherwise reasonably requested by the Trust relating to services provided pursuant to the terms of this Agreement.

14. You agree that under no circumstances shall the Trust be liable to You or any other person under this Agreement as a result of any action by the Securities and Exchange Commission affecting the operation or continuation of the Plan.

15. We shall not be liable to You and You shall not be liable to us except for acts or failures to act which constitute lack of good faith or negligence and for obligations expressly assumed by any party hereunder. Nothing contained in this Agreement is intended to operate as a waiver by You or by us of compliance with any applicable law, rule, or regulation.

16. You will indemnify us and hold us harmless from any claims or assertions relating to the lawfulness of your participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with you performed in connection with the discharge of its responsibilities under this Agreement. If any such claims are asserted,

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we shall have the right to manage its own defense, including the selection and engagement of legal counsel of our choosing, and You shall bear all costs of such defense.

17. This Agreement will become effective with respect to each Fund on the date of its acceptance by You. Unless sooner terminated with respect to any Fund, this Agreement will continue with respect to a Fund until terminated in accordance with its terms, provided that the continuance of the relevant Plan is specifically approved at least annually in accordance with the terms of such Plan.

18. This Agreement will automatically terminate with respect to a Fund in the event of its assignment (as such term is defined in the 1940 Act) or upon termination of the Plan. This Agreement may be terminated with respect to a Fund by the Trust, by Us or by You, without penalty, upon sixty days' prior written notice to the other parties and (unless terminated by the Trust) to the Trust. This Agreement may also be terminated with respect to a Fund at any time without penalty by the vote of a majority of the Independent Trustees (as defined in the Plan) or a majority of the outstanding Shares of a Fund on sixty days' written notice.

19. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only in writing with the consent of both parties.

20. All notices and other communications to any party or the Trust will be duly given if mailed, telegraphed or telecopied to the appropriate address set forth below, or at such other address as any party or the Trust may provide in writing to the other parties and the Trust.

If to the Trust:    PIMCO Variable Insurance Trust
                    840 Newport Center Drive
                    Newport Beach, CA 92660
                    Attention: Legal Department

If to the Company:  Minnesota Life Insurance Company
                    400 Robert Street North
                    St. Paul, MN 55101-2098

If to Underwriter:  Allianz Global Investors Distributors LLC
                    1345 Avenue of the Americas
                    New York, NY 10105

21. This Agreement supersedes any other agreement between us and You relating to the services described herein in connection with a Fund's shares and relating to any other matters discussed herein. All covenants, agreements, representations, and warranties made herein shall be deemed to have been material and relied on by each party and the Trust, notwithstanding any investigation made by any party or on behalf of any party, and shall survive the execution and delivery of this Agreement. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together

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shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Delaware and shall bind and inure to the benefit of the parties hereto and the Trust and their respective successors.

  (THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK. THE SIGNATURE PAGE
                                   FOLLOWS.)

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below.

                                      Allianz Global Investors Distributors LLC

                                      By:     /s/ Andrew Meyers
                                              ---------------------------------
                                      Title:  Managing Director, COO
                                              ---------------------------------

The foregoing Agreement is hereby accepted:

/s/ Bruce P. Shay
------------------------------------
Minnesota Life Insurance Company

By:     Bruce P. Shay
        ----------------------------
Title:  Executive Vice President
        ----------------------------
Date:   04-09-10
        ----------------------------

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                                  SCHEDULE A
                           TO THE SELLING AGREEMENT
                                    [DATE]

The following Advisor Class Portfolios of the Fund include any currently offered Portfolio (listed below) as well as any Portfolio of the Fund hereinafter created.

                              All Asset Portfolio
                       All Asset All Authority Portfolio
                    CommodityRealReturn Strategy Portfolio
                        Emerging Markets Bond Portfolio
                       Foreign Bond Portfolio (Unhedged)
                       Global Bond Portfolio (Unhedged)
                         Global Multi-Asset Portfolio
                             High Yield Portfolio
                            Low Duration Portfolio
                             Real Return Portfolio
                     Small Cap StocksPLUS(R) TR Portfolio
                            Total Return Portfolio